UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2014

Global Medical REIT Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-177592	46-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane #450, Bethesda, MD 20814
(Address of principal executive offices) (Zip Code)

202-524-6851
Registrant’s telephone number, including area code

N/A
Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 10, 2014 Global Medical REIT Inc. (the “Company”) entered into a Management Agreement, with an effective date of April 1, 2014, with Inter-American Management, LLC (the “Manager”), a Delaware limited liability company and an affiliate of the Company.

Services Performed. Under the terms of the Management Agreement, the Manager will manage, operate and administer the Company’s day-to-day operations and investment activities in conformity with the investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager is responsible for (1) the selection, purchase and sale of our portfolio investments, (2) potentially providing property management and development activities, and (3) providing us with investment advisory services. The initial term of the Management Agreement expires on October 1, 2019 and will be automatically renewed for five year periods thereafter. The Manager is permitted to market additional goods and services to tenants of the properties owned by the Company.

Compensation. The Company will pay the Manager 8% of rental revenue for property management services and a base management fee equal to the greater of (a) 2.0% per annum of the Company’s net asset value (the value of the Company’s assets less the value of the Company’s liabilities), or (b) $30,000 per calendar month. In addition, the Company will pay the Manager an Acquisition Fee equal to 2.00% of the purchase price of any real estate asset acquired by Manager. The Acquisition Fee shall be paid at the closing of any real estate acquisition. The Manager is also entitled to an incentive fee (the “Incentive Fee”) for each calendar quarter the Management Agreement is in effect beginning on April 1, 2014 in an amount, not less than zero, equal to the difference between (1) the product of (a) 20% and (b) the difference between (i) Core Earnings (as defined below) for the previous four fiscal quarters, and (ii) the product of (A) the weighted-average offering price per share of common stock of all of the Company’s offerings of common stock (other than offerings of common stock to the Company or its Affiliates that are not part of a broader offering of common stock to third party investors) (where each such offering is weighted by both the number of shares issued in such offering and the number of days that such issued shares were outstanding during such four fiscal quarter period) multiplied by the average number of common stock outstanding in the previous four fiscal quarters, and (B) 8%, and (2) the sum of any Incentive Compensation paid to the Manager with respect to the first three fiscal quarters of such previous four fiscal quarter period; provided, however, that no Incentive Compensation shall be payable with respect to any fiscal quarter unless cumulative Core Earnings for the 12 most-recently completed fiscal quarters (or part thereof prior to the completion of 12 fiscal quarters following the Closing Date) is greater than zero.

Core Earnings is a non-GAAP measure and is defined as the net income (loss) of the Company, computed in accordance with GAAP, excluding non-cash equity compensation expense, the Incentive Compensation, real estate-related depreciation and amortization, any unrealized gains or losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income and one-time events pursuant to changes in GAAP and certain non-cash charges, in each case after discussions between the Manager and the Company’s Board of Directors.

The Base Management Fee shall be payable in arrears in cash, in quarterly installments commencing with the fiscal quarter in which this Agreement is executed. The Incentive Compensation shall be payable in arrears, in quarterly installments commencing with the fiscal quarter ending April 1, 2014.

Operating Expenses. The Company is required to pay all of its operating expenses which include, but are not limited to, transactions costs, legal, accounting, and administrative services, compensation of the Company’s officers and directors, costs and out of pocket expense incurred by directors, officer, employees or other agents of the Manager for travel on the Company’s behalf, wages, salaries and benefits incurred by the Manager for dedicated officers that are provided to the Company or a pro-rata portion if such person is partially dedicated to the Company’s operations. The Company has agreed to reimburse the Manager for any operating expenses of the Company incurred by the Manager.

Termination Rights. The Management Agreement can be terminated if the Company fails to exceed (A) 75% (seventy-five percent) of the FTSE NAREIT Equity Health Care (as defined below) total performance and dividend performance over the three year period previous to termination (the Manager shall have the right to forgo or defer any fees due to it in order to achieve the 75% benchmark); and (B) 75% (seventy-five percent) of the FTSE NAREIT Equity Health Care (as defined below) total performance and dividend performance over the one year period previous to termination (the Manager shall have the right to forgo or defer any Fees due to it in order to achieve the 75% benchmark); and (C) 75% (seventy-five percent) of the Standard and Poor’s 500 Index total performance and dividend performance over the three year period previous to termination (the Manager shall have the right to forgo or defer any Fees due to it in order to achieve the 75% benchmark); and (D) 75% (seventy-five percent) of the Standard and Poor’s 500 Index total performance and dividend performance over the one year period previous to termination (the Manager shall have the right to forgo or defer any Fees due to it in order to achieve the 75% benchmark); and (E) “total performance” is defined as share price appreciation plus dividends paid to the shareholder expressed as an annualized percentage of all index constituents weighted in the same ratio as they are weighed by the index; and (F) “dividend performance” is defined as dividends paid to the shareholder expressed as an annualized percentage of all index constituents weighted in the same ratio as they are weighed by the index.

In addition, the Management Agreement can only be terminated if the Company fails to exceed 5.0% return on invested capital for the previous 12 months, and if the Board of Directors of the Company: (A) is comprised of at least seven members; (B) and other than directors placed by the Manager or its affiliate, Heng Fai Enterprises Ltd., no more than one director is represented, employed, or affiliated by any single investor or investment, bank, law firm, or vendor; and (C) in a fully attended Board meeting, votes to terminate the Agreement in a majority vote; and the Company’s shareholders approve, by a majority of shareholders, an alternative business plan submitted by the Board of Directors through a shareholder vote as provided for in the Management Agreement; and upon the termination the Company will pay the Manager the Termination Fee (as defined below) in cash, common stock, or fifty percent cash and fifty percent common stock.

FTSE NAREIT Equity Health Care means the REIT health care real estate index which is a component of the FTSE NAREIT U.S. Real Estate Index Series published on REIT.com.

In addition, the Manager may terminate the Management Agreement on 60 days notice in the event the Company shall default on any term or condition of the agreement and the Company fails to remedy such default within 30 days of such notice. In the event of a default, the Company is obligated to pay the Manager a termination fee (the “Termination Fee”) equal to the greater of (a) three (3) times the average annual Base Management Fee and the average annual Incentive Compensation (in either case paid or payable) to the Manager with respect to the previous eight fiscal quarters ending on the last day of the Final Quarter; and (b) the greater of: (i) 10% (ten percent) of the FFO growth (as defined below) from October 1, 2013 to the date of the termination; or (ii) 10% (ten percent) of capital gains of the Company measured from the period October 1, 2013 to the date of termination. A mutually agreed upon third party shall conduct an appraisal of the Company’s assets. FFO means the Company’s net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The termination fee is payable in cash, common stock of the Company or fifty percent cash, fifty percent common stock of the Company.

The foregoing description of the Management Agreement does not purport to be complete and is qualified in its entirety by the Management Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit No.	Description of Exhibit

10.1	Management Agreement between Global Medical REIT Inc. and Inter-American Management LLC dated November 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

Date: November 14, 2014

By: /s/ David A. Young

David A. Young, Chief Executive Officer

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